Exhibit 99.1

January 14, 2025

EMPLOYMENT AGREEMENT

 THIS EMPLOYMENT AGREEMENT is made and entered into as of January 14, 2025, (the “Effective Date”) by and among Franklin Financial Services Corporation (“Corporation”), Farmers and Merchants Trust Company of Chambersburg (“Bank”), and Craig W. Best (“Executive”), an adult individual residing in Pennsylvania.

 WITNESSETH:

WHEREAS, the Corporation is a bank holding company and the Bank is a subsidiary of the Corporation;

WHEREAS, the Corporation and the Bank wish to employ Executive as President of each entity on the Effective Date hereof, with the anticipation that he will become Chief Executive Officer and President of each entity on the Transition Date (as defined below);

WHEREAS, until the Transition Date, the Executive will be employed as President of the Corporation and of the Bank in accordance with the terms and conditions set forth herein;

WHEREAS, as additional consideration for entering into this Agreement, the Corporation is providing the Executive with a Restricted Stock Grant of 1,500 shares of the Corporation’s Common Stock as delineated on Exhibit A hereto;

WHEREAS, Executive is not a party nor subject to any employment, noncompete, non-solicitation or restrictive covenant agreements, or any other restrictions or agreements that would hinder or limit his ability to fully perform his duties hereunder, except as set forth in the Separation Agreement attached hereto as Exhibit B and deemed an integral part hereof; and

 WHEREAS, Executive wishes to serve the Corporation and the Bank in accordance with the terms and conditions herein.

AGREEMENT:

 NOW THEREFORE, in consideration of the mutual covenants herein, the parties hereto, intending to be legally bound, agree as follows:

1.	Employment. The Corporation and the Bank hereby employ Executive and Executive hereby accepts employment with the Corporation and the Bank, under the terms and conditions set forth in this Agreement.

2.	Duties of Executive.

(a)

Position as President.  From the Effective Date until the Transition Date, Executive will serve as President of the Corporation and of the Bank, reporting to Timothy G. Henry, Chief Executive Officer of the Corporation and of the Bank, and the Boards of Directors of the Corporation and the Bank.

(i)

    “Transition Date” means the date upon which Executive is promoted to the position of Chief Executive Officer of both the Corporation and the Bank, whereupon he will serve as Chief Executive Officer and President of each entity.  The Transition Date will be by or before, and no later than April 30, 2025.

(b)

Position as President and Chief Executive Officer.  Upon the Transition Date, Executive will be promoted to serve as the Chief Executive Officer and President of the Corporation and of the Bank.  Executive shall serve as the Chief Executive Officer and President of the Corporation and of the Bank reporting only to the Boards of Directors of the Corporation and the Bank.  Executive shall have such other duties and hold such other titles as may be given to him from time to time by the Boards of Directors of the Corporation and the Bank provided that such duties are consistent with the Executive’s position as Chief Executive Officer and President.

(c)

Primary Residence.  Executive acknowledges that he is expected to be a member of the community he serves, and Executive agrees to relocate to and maintain his primary place of residence within 35 miles of Bank headquarters, currently located in Chambersburg, Franklin County, Pennsylvania.

3.

Engagement in Other Employment.  Executive shall devote all of his working time, ability and attention to the business of the Corporation and the Bank and/or their subsidiaries or affiliates, during the term of this Agreement.  The Executive shall seek approval of the Boards of Directors of the Corporation and of the Bank in writing before the Executive engages in any other business or commercial duties or pursuits, including but not limited to, directorships of other companies.  Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation, the Bank and/or any of their subsidiaries or affiliates nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Corporation, the Bank and/or any of their subsidiaries or affiliates.  Executive shall not be precluded, however, upon written notification to the Boards of Directors, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the Boards’ of Directors reasonable opinion, not in conflict with or detrimental to the Executive’s rendition of services on behalf of the Corporation, the Bank and/or any of their subsidiaries or affiliates.

1.	Term of Agreement.

(a)

Employment Period.  This Agreement shall be for a three (3) year period (the “Employment Period”) beginning January 14, 2025, and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end January 13, 2028.

(b)

Termination for Cause.  Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein) upon written notice from the Board of Directors of the Corporation or the Bank to Executive.  As used in this Agreement, “Cause” shall mean any of the following:

(i) Executive’s conviction of or plea of guilty or nolo

contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive;

(ii) Executive’s failure to follow the good faith lawful

instructions of the Boards of Directors of the Corporation or the Bank with respect to their operations;

(iii) Executive’s willful failure to substantially perform

Executive’s duties to the Corporation or the Bank, other than a failure resulting from Executive’s incapacity because of physical or mental illness, as provided in subsection (d) of this Section 4;

(iv) Executive’s intentional violation of the provisions of this

Agreement;

(v) dishonesty or gross negligence of the Executive in the

performance of his duties;

(vi) Executive’s removal or prohibition from being an

institutional-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) or 8(g) of the Federal Deposit Insurance Act or by any state or federal regulatory agency or any other correspondence from the Bank’s regulators instructing the Bank to terminate, remove or limit the authority or activities of the Executive;

(vii) conduct by the Executive as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors of the Corporation which brings public discredit to the Corporation or the Bank and which results or may be reasonably expected to result in material financial or reputational harm to the Corporation or the Bank;

(viii) Executive’s breach of fiduciary duty involving personal profit;

(ix) unlawful harassment by the Executive against employees, customers, business associates, contractors, or vendors of the Corporation or the Bank, as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors of the Corporation;

(x) the willful violation by the Executive of the provisions of

Sections 9, 10, or 11 hereof;

(xi) the willful violation of any law, rule or regulation governing banks or bank officers or any Bank policy, or receipt of any cease-and-desist order issued by a bank regulatory authority;

(xii) theft or abuse by Executive of the Corporation’s or the

Bank’s property or the property of the Corporation’s or the Bank’s customers, employees, contractors, vendors, or business associates;

(xiii) any act of fraud, misappropriation or personal dishonesty;

(xiv) insubordination as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors of the Corporation;

(xv) the existence of any material conflict between the interests of the Corporation or the Bank and the Executive that is not disclosed in writing by the Executive to the Corporation and the Bank and approved in writing by the Boards of Directors of the Corporation and the Bank; or

(xvi) Executive’s failure to maintain Executive’s primary place of residence within 35 miles of Bank headquarters, currently located in Chambersburg, Franklin County, Pennsylvania.

If this Agreement is terminated for Cause, all of Executive’s rights under this Agreement shall cease as of the effective date of such termination, except for the rights under Section 20 hereof with respect to arbitration.

(c)

Termination by Executive for Good Reason.  Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically upon Executive’s voluntary termination of employment for Good Reason.  The term “Good Reason” shall mean (i) the assignment of duties and responsibilities materially inconsistent with Executive’s status as Chief Executive Officer and President of the Corporation or of the Bank, (ii) a reassignment which requires Executive to move his principal residence or his office more than thirty-five (35) miles from the Bank’s principal executive office, (iii) any reduction in the Executive’s Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time unless such reduction is the result of a national financial depression or national or bank emergency or such reduction is part of a reduction applicable to all employees, or (iv) any failure of the Bank to provide the Executive with benefits at least as favorable as those enjoyed by the Executive during the Employment Period under any of the pension, life insurance, medical, health and accident, disability or other employee plans of the Bank, or the taking of any action that would materially reduce any of such benefits unless such reduction is part of a reduction applicable to all employees.

Executive shall within sixty (60) days of the occurrence of any of the foregoing events, provide notice to the Bank of the existence of the condition and provide the Bank thirty (30) days in which to cure such condition.  In the event that the Bank does not cure the condition within thirty (30) days of such notice, Executive may resign from employment for Good Reason by delivering written notice ("Notice of Termination") to the Bank.

If such termination occurs for Good Reason and such termination constitutes a Separation of Service as defined by Internal Revenue Code of 1986, as amended (“Code”) Section 409A (“Separation of Service”), then the Bank shall pay Executive an amount equal to one year of Executive’s Annual Base Salary minus applicable taxes and withholdings, payable in equal monthly installments for one year.

In addition, for the period during which Executive receives continuation of Executive’s Annual Base Salary, or until Executive secures benefits of comparable coverage through other employment, whichever shall occur first, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect or that would otherwise be provided, and available with respect to Executive during the one (1) year prior to his termination of employment at the time of his termination of employment under the terms of and as provided by the medical insurance plan then in effect in which he, and as applicable his spouse, were participants, or, if the Bank cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain comparable coverage for employee benefits which he enjoyed prior to termination, subject to Code Section 409A if applicable.

(d)

Disability or Death of Executive.  Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically upon Executive’s Disability or Death, and Executive’s rights under this Agreement shall cease as of the date of such termination; provided, however, that Executive shall nevertheless be entitled to receive any amount payable under any disability plan of the Bank for which he is eligible.  Disability shall have the meaning provided in Code Section 409A and the regulations promulgated thereunder.

(e)

Termination by Executive Without Good Reason.  In the event that Executive terminates his employment without Good Reason as defined in Section 4(c), or retires, all of Executive’s rights under this Agreement shall cease as of the effective date of such termination, except for the rights under Paragraph 20 hereof with respect to arbitration.

(f)

Expiration or Termination and Survival of Restrictive Covenants.  Upon the expiration or termination of the Employment Period and this Agreement, all of Executive’s rights under this Agreement shall cease; however, the provisions of Paragraphs 9 and 10 shall survive the expiration or termination of the Employment Period and the termination of this Agreement regardless of reason.

(g)

Automatic Resignations.  Executive agrees that in the event his employment under this Agreement is terminated for any reason, including without limitation upon the expiration or termination of the Employment Period, Executive shall resign and by this Agreement does upon such event resign as a director of the Corporation and the Bank, or any affiliate or subsidiary thereof, if he is then serving as a director of any of such entities.

 Employment Period Compensation.

(a)	Annual Base Salary. For services performed by Executive under this Agreement, the Bank shall pay Executive an Annual Base Salary as follows:

(i)

Between the Effective Date and the earlier of (A) the Transition Date or (B) April 30, 2025, Executive will receive an Annual Base Salary of $414,986.00 per year, minus applicable withholdings and deductions, payable at the same times as salaries are payable to other executive employees of the Bank.

(ii)

Upon the earlier of (A) the Transition Date or (B) April 30, 2025, Executive’s Annual Base Salary will be increased to $523,198.00 per year, minus applicable withholdings and deductions.  For avoidance of doubt, the Executive’s Annual Base Salary will increase to $523,198 per year not later than April 30, 2025, whether or not the Executive is promoted to Chief Executive Officer and President of both the Corporation and the Bank.

(iii)	The Bank may, from time to time, increase Executive’s Annual Base Salary or in the event of a result of a national financial depression or national or bank emergency or a reduction applicable to all employees, reduce Executive’s Annual Base Salary, and any and all such increases or reductions shall be deemed to constitute amendments to this Section 5(a) to reflect the increased or reduced amounts, effective as of the date established for such increases or reductions by the Board of Directors of the Bank or any committee of such Board.

(b)

Bonus and Incentive Programs.  For services performed by Executive under this Agreement, the Bank may, from time to time, pay a bonus or bonuses to Executive as the Bank or an affiliate thereof, in its sole discretion, deems appropriate.  The payment or nonpayment of any such bonuses shall not reduce or otherwise affect any other obligation of the Bank to Executive provided for in this Agreement.  In addition, the Executive will be eligible to participate in various performance incentive and stock incentive programs, in accordance with their terms, as may be established by the Corporation and/or the Bank from time to time.

(c)

Paid Time-Off.  During the term of this Agreement, Executive shall be entitled to Paid Time-Off in accordance with the manner provided under the paid time-off plan then in effect, and in an amount equal to the Paid Time-Off policy in effect on the date of this Agreement.

(d)

Employee Benefit Plans.  During the term of this Agreement, Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at the Bank, subject to the terms of said plan, until such time that the Board of Directors of the Bank authorize a change in such benefits.  The Bank shall not make any changes in such plans or benefits which would adversely affect Executive’s rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Bank.  Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 5(a) hereof.

(e)

Business Expenses.  During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Board of Directors of the Bank for its executive officers.

(f)

Automobile.  Executive shall be provided with a company-owned or leased vehicle during the Employment Period.  The vehicle is to be used for Corporation or Bank business and/or business development; provided, however, that Executive may also employ such vehicle for personal use in accordance with applicable tax rules and at Executive’s expense.

(g)

Club Memberships.  Corporation shall provide payment of annual dues and monthly business development expenses for Executive in connection with a club membership to a golf club or a business club that shall be mutually determined by the parties.

(h)

Relocation Expenses.  Corporation shall reimburse Executive for up to $50,000.00 of reasonable expenses incurred by Executive in relocating his primary place of residence to within 35 miles of the Bank’s headquarters in Chambersburg, Franklin County, Pennsylvania, including, for example, travel to locate and inspect appropriate properties, rental expenses, moving expenses, storage expenses and other expenses related to such relocation.  Such expenses must be properly accounted for, in accordance with the policies and procedures established by the Board of Directors of the Bank for its executive officers.

6.	Termination of Employment Following Change in Control.

(a)

Separation of Service.  If a Change in Control (as defined in Section 6(b) of this Agreement) shall occur and Executive experiences an involuntary separation of service as defined in Code Section 409A (“Separation of Service”) without Cause within one year after the Change in Control, then the provisions of Section 7 of this Agreement shall apply.

(b)	Change in Control. As used in this Agreement, “Change in Control” shall mean the change in ownership or effective control of the Corporation as further defined by Treasury Regulation §1.409A-3(i)(5).

7.	Rights in Event of Termination Following a Change in Control.

(a)Compensation and Benefits Following Change in Control.

(i) If, within eighteen (18) months after the Effective Date of this Agreement, Executive is involuntarily terminated without Cause after a Change in Control (as defined in Section 6(b) of this Agreement) and such termination of employment constitutes a Separation of Service, then the Bank shall pay Executive a lump sum amount equal to 1.5 times the Executive’s Annual Base Salary, minus applicable taxes and withholdings, payable within thirty (30) days of Executive’s Separation of Service.

(ii) If, more than 18 months after the Effective Date of this Agreement, Executive is involuntarily terminated without Cause after a Change in Control (as defined in Section 6(b) of this Agreement) and such termination of employment constitutes a Separation of Service, then the Bank shall pay Executive a lump sum amount equal to 2.99 times the Executive’s Annual Base Salary, minus applicable taxes and withholdings, payable within thirty (30) days of Executive’s Separation of Service.

(iii) Regardless of whether 7(a)(i) or 7(a)(ii) applies, Executive shall receive, for a period of two (2) years from the date of Separation of Service, or until Executive secures benefits of comparable coverage through other employment, whichever shall first occur, continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the one (1) year prior to his termination of employment at the time of his termination of employment under the terms of and as provided by the medical insurance plan then in effect in which he, and as applicable his spouse, were participants, or, if the Bank cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain comparable coverage for employee benefits which he enjoyed prior to termination, subject to Code Section 409A if applicable.

(b) No Mitigation/Reduction.  Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise.  Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 7 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive’s receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

This Section 7 and the provisions and terms hereof shall be subject to Sections 19 and 21 of this Agreement.

8.	Rights in Event of Termination of Employment Absent Change in Control.

(a)

Termination Without Cause.  In the event that Executive’s employment is involuntarily terminated by the Corporation and the Bank without Cause and no Change in Control has occurred at the date of such termination and such termination constitutes a Separation of Service, then the Bank shall compensate Executive in accordance with the compensation and benefits provisions set forth at Section 4(c) above, entitled, “Termination by Executive for Good Reason.”

(b)

No Mitigation/Reduction.  Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise.  Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 8 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive’s receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

This Section 8 and the provisions and terms hereof shall be subject to Sections 19 and 21 of this Agreement.

9.	Restrictive Covenants.

(a)

Non-Competition, No Assistance, Non-Interference, Non-Solicitation.  Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and the Bank and accordingly agrees that, during employment and for two years following termination of employment regardless of the reason for termination, Executive shall not, except as otherwise permitted in writing by the Bank:

(i)

(A) In any county in which, at any time during the Employment Period or as of the date of Executive’s termination, a branch, office or other facility of the Corporation or the Bank is located or in any county contiguous to such county, or (B) in the area which is within 100 miles from any branch office or other facility of the Corporation or Bank (“Non-Competition Area”), be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which the Corporation or the Bank or any of their subsidiaries are engaged during the Employment Period;

(ii)

Provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which the Corporation or the Bank or any of their subsidiaries are engaged during the Employment Period, in the Non-Competition Area;

(iii)	Directly or indirectly solicit, including without limitation the use of social media, persons or entities who were customers or referral sources of the Corporation, the Bank or their subsidiaries within one (1) year prior to Executive’s termination of employment, to become a customer or referral source of a person or entity other than the Corporation, the Bank or their subsidiaries; or

(iv)

Directly or indirectly solicit, including without limitation the use of social media, employees of the Corporation, the Bank or their subsidiaries who were employed within two (2) years prior to Executive’s termination of employment to work for anyone other than the Corporation, the Bank or their subsidiaries.

(b)

Reasonableness of Restrictions.  It is expressly understood and agreed that, although Executive and the Corporation and the Bank consider the restrictions contained in Section 9(a) hereof reasonable for the purpose of preserving for the Corporation and the Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 9(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 9(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

10.

Unauthorized Disclosure.  During the term of his employment hereunder, or at any later time, Executive shall not, without the written consent of the Board of Directors of the Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or the Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Bank, any material confidential information obtained by him while in the employ of the Bank with respect to any of the Corporation’s and the Bank’s services, products, improvements, formulas, designs or styles, processes, customers, methods of business, strategic, business, capital or human resource plans, or any business practices the disclosure of which could be or will be damaging to the Corporation or the Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation and the Bank or any information that must be disclosed as required by law.

11.

Work Made for Hire.    Any work performed by the Executive under this Agreement is considered a “Work Made for Hire” as defined by the Copyright Act of 1976 and shall be owned by and for the express benefit of Bank and its subsidiaries and affiliates, without license to or other ability for use by the Executive.  In the event it is established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby irrevocably assign to Bank, and its affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and proprietary rights.

12.

Return of Company Property and Documents.  The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to Bank and its subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, laptops, electronic notebooks, smart devices, automobiles, strategic, business, capital or human resource plans, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

13.

Liability Insurance.  The Bank shall obtain liability insurance coverage for the Executive under an insurance policy with similar terms as that which it covers officers and directors of Bank against lawsuits, arbitrations or other legal or regulatory proceedings as in effect from time to time, provided that such liability insurance coverage shall be effective as of January 14, 2025, and provided further that the policy limits shall not be reduced during the period of Executive’s service to the Corporation and the Bank.

14.

Notices.  Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive’s residence, in the case of notices to Executive, and to the principal executive office of the Bank, in the case of notices to the Bank.

15.

Waiver.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Board of Directors of the Bank.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16.	Assignment. This Agreement shall not be assignable by any party, except by the Corporation or the Bank to any successor in interest to its respective businesses.

17.

Entire Agreement.  This Agreement supersedes any and all agreements, either oral or in writing, among or between the parties with respect to the employment of the Executive by the Bank and/or Corporation.  This Agreement contains all the covenants and agreements between the parties with respect to employment and termination of employment.

18.	Successors; Binding Agreement.

(a)

Assumption by Successor.  The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bank would be required to perform it if no such succession had taken place.  Failure by Bank to obtain such assumption of this Agreement prior to the effectiveness of any such succession shall result in compensation to Executive in accordance with the provisions of Section 7 (a)(ii) and (iii) of this Agreement.  As used in this Agreement, “Corporation” and “Bank” shall mean Corporation and Bank, as defined previously and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(b)

Payment Upon Death of Executive.  This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.  If Executive should die after a Change in Control or following termination of Executive’s employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or, if there is no such designee, to Executive’s estate.

19.	Code Section 409A

(a)

Separate Payments.  Any payments made pursuant to this Agreement, to the extent of payments made from the date of termination through March 15th of the calendar year following such date, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.

(b)

Taxes.  The parties hereto intend that any and all post-employment compensation under this Agreement satisfy the requirements of Section 409A or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes pursuant to Section 409A.  Any terms not specifically defined shall have the meaning as set forth in Section 409A.

(c)

409A Safe Harbor.  If when the Executive’s employment terminates, the Executive is a “Specified Employee,” as defined in Code Section 409A(a)(2)(B)(i), then despite any provision of this Agreement or other plan or agreement to the contrary, the Executive will not be entitled to the payments until the earliest of: (a) the date that is at least six months after the Executive’s Separation from Service for reasons other than the Executive’s death, (b) the date of the Executive’s death, or (c) any earlier date that does not result in additional tax or interest to the Executive under Code Section 409A.  As promptly as possible after the end of the period during which payments are delayed under this provision, but no earlier than the first day of the seventh month after Executive’s Separation from Service, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum with any remaining payments to commence in accordance with the terms of this Agreement or other applicable plan or agreement.

(d)

“Separation of Service” Required.  Notwithstanding the foregoing, no payment shall be made pursuant to this Agreement unless such termination of employment is a “separation of service” as defined in Code Section 409A.

20.

Arbitration.  The Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time.  Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement (except for any enforcement sought with respect to Sections 9, 10, 11 or 12 which may be litigated in court, including an action for injunction or other relief) are to be submitted for resolution, in Chambersburg, Pennsylvania, to the American Arbitration Association (the

“Association”) in accordance with the Association’s National Rules for the Resolution of

Employment Disputes or other applicable rules then in effect (“Rules”).  Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules.  Bank and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association’s pool.  The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement.  The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction.  Following written notice of a request for arbitration, Bank and Executive shall be entitled to a stay and/or an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 9, 10, 11 or 12 of this Agreement, including an action for injunction or other relief.

21.

Code Sections 280G and 4999.  In the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Code, such payments shall be retroactively reduced to the extent necessary to avoid such excise tax imposition.  Upon written notice to Executive, together with calculations from the Corporation, Executive shall remit to Corporation the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax.  Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, then Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

22.

Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

23.

Applicable Law.  This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

24.

Consent to Jurisdiction.  To the extent that any court action is permitted consistent with or to enforce this Agreement, the parties hereby consent to the jurisdiction of the Court of Common Pleas of Franklin County located in Chambersburg, Pennsylvania.

Accordingly, with respect to any such court action, Executive (a) submits to the personal jurisdiction of such court; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process.

25.

Headings.  The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date below.

ATTEST:	Franklin Financial Services Corporation

_/s/ Amanda Ducey________________	By /s/ G. Warren Elliott
G. Warren Elliott
Date: ___January 10, 2025________	Chairman
ATTEST:	Farmers and Merchants Trust Company of Chambersburg

_/s/ Amanda Ducey________________	By /s/ G. Warren Elliott
G. Warren Elliott
Date: __January 10, 2025________	Chairman

WITNESS:	EXECUTIVE
___/s/ Maria Lucianni______________	By /s/ Craig W. Best_____
Date: __January 9, 2025__________	Craig W. Best

EXHIBIT A

RESTRICTED STOCK GRANT

Franklin Financial Services Corporation

2019 Omnibus Stock Incentive Plan

Participant’s Restricted Stock Grant Agreement

This Agreement is made as of January 14, 2025, by and between Franklin Financial Services Corporation (the “Company") and Craig W. Best (the “Participant" or “Executive”), an employee of the Company’s wholly owned bank subsidiary, Farmers and Merchants Trust Company of Chambersburg (the “Bank”), serving in an Executive capacity on this date.

A. Declaration of Award to Participant

In recognition of the Participant's role in the Company and the Bank, the Participant’s execution of an Employment Agreement with the Company and Bank as of the same date hereof and the extent of opportunities for the Executive to contribute to the growth and success of the business, the Board of Directors of the Company, in accordance with the Franklin Financial Services Corporation 2019 Omnibus Stock Incentive Plan (the “Plan”), grants to the Participant an award of 1,500 shares of Restricted Company Stock, at $xx.xx per share, the Fair Market Value (FMV) of the stock on the date of grant.

B. Terms and Conditions of the Grant

1.

Term of the Grant.  This grant will remain in effect and available to the participant through January 1, 2028, approximately three (3) years from the date of this grant, provided that the Participant remains employed by the Company and the Bank.  In the event that the Participant terminates service with the Company and the Bank prior to the expiration of this grant, only vested portions of the award will be available to the Participant under the rules and regulations explained later in this grant agreement. Portions of the grant that have not been vested prior to the Participant’s separation from service will be forfeited.

2.	Vesting of Interests in the Grant. The Participant will vest interests in the grant after six (6) months and a day from the date of the grant above.

3.

Participant's Rights.  Participants in this Plan will enjoy rights and privileges accorded Shareholders, including receipt of dividends, on those portions of the grant that have vested.  Any dividends received on vested portions of this award will be treated as ordinary income for tax purposes.

4.	Investment Requirement. The Participant is not required to make any investment in the Company in order to participate in the grant.

5.

Forfeiture of Interests.  If the Participant is terminated “for Cause” as defined in the Plan or his Employment Agreement, the Participant will forfeit all interests in the award that have not been vested as of the date of separation from service.  Further, if the Participant voluntarily terminates employment for any reason, but violates the noncompetition and/or nonsolicitation provisions (“Restrictive Covenants”) set forth in this agreement or his Employment Agreement, any interests that have not yet been distributed will be forfeited.  To the extent there is a conflict between the Restrictive Covenants set forth in this agreement and those set forth in the Participant’s Employment Agreement, the Restrictive Covenants set forth in the Participant’s Employment Agreement will control.

6.

Distribution of Vested Interests.  Vested portions of this grant will be distributed to the Participant as soon as practical following vesting in shares of Company stock, less the number of shares required to cover then current tax withholding amounts, in accordance with the terms and conditions of the Plan.

7.

Active Employment Contingency.  The Participant's opportunity to receive grants and to vest interests in grants is contingent upon continuation of active employment with the Company and the Bank, except in cases of retirement, disability or death as explained in the Plan description.

8.	No Transferability of Grant. The Participant's rights and financial interests in this award may not be transferred other than by will or laws of descent and distribution.

9.

Employment Rights.  Receipt of grants under this Plan does not constitute an employment agreement between the participant and the Company.  The employment relationship may be terminated at any time by either party at will, except in cases where the Company and the Bank and the Executive have entered into a formal employment agreement, in which case the terms and conditions in the employment agreement take precedence.

10.

Noncompetition/Nonsolicitation Agreement.  Participant covenants and agrees that, upon termination of employment with the Company and Bank, for any reason whatsoever, Participant shall not, directly or indirectly, within the then existing marketing area of the Company and Bank or any future marketing area entered by Company and Bank during the term of Participant’s employment with the Company and Bank, enter into or engage generally in competition with the Company and/or Bank, either as an individual or on his/her own or as a partner or joint venture, or as an agent for any person, or as an officer, director or shareholder or otherwise, for a period of twelve (12) months after the date of termination of his/her employment with the Company and Bank.  For a period of twelve (12) months after employment has been terminated for any reason, with or without Cause, Participant will not directly or indirectly solicit customers and/or employees of the Company and Bank.  Participant agrees not to solicit the Company and Bank customers and employees on behalf of himself/herself or any other person, company, firm, or corporation.  Lastly, for a period of twelve (12) months following termination, with or without Cause, Participant will not induce or attempt to induce any employee, customer, supplier or other business relation of the Company and Bank to terminate its employment or business relationship with the Company.

C. Notices

Any notice hereunder to the Company shall be addressed to its offices in Chambersburg, PA to the attention of the Plan Administrator, and any notice to the Participant shall be addressed to him or her at the address of record in the Company's personnel files.

D. Participant Bound by Plan

The Participant acknowledges receipt of a copy of the Plan and this Agreement and agrees to be bound by all of the terms and provisions therein contained.  In accepting this award, Participant also agrees not to compete with the Company or to solicit its customers or employees as required by the Plan and this Agreement.

In witness whereof, the Company has caused this Agreement to be executed on its behalf by the Plan Administrators and the Participant on the date indicated.

For the Company:

_/s/ G. Warren Elliott________

Date __January 10, 2025______

By the Participant:

_/s/_Craig W. Best__________

Date___January 9, 2025_______